MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
      PCAOB REGISTERED

August 25, 2009

U. S. Securities and Exchange Commission
450 Fifth Street NW
Washington DC  20549

Re:   PrismOne Group, Inc.

Dear Sirs:

We were previously the principal auditors for PrismOne Group, Inc. and we reported on the financial statements of PrismOne Group, Inc. for the years ended December 31, 2008 and 2007.  We have read PrismOne Group, Inc.'s statements under Item 4 of its Form 8-K, dated August 6, 2009, and we agree with such statements.

For the most recent fiscal period through to August 6, 2009, there have been no disagreements between PrismOne Group, Inc. and Moore & Associates, Chtd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,

/s/ Moore & Associates, Chartered
Moore & Associates, Chartered
Las Vegas, Nevada

6490 West Desert Inn Road, Las Vegas, NV 89146
(702) 253-7499 Fax (702) 253-7501